Exhibit 99.1

Citius Pharmaceuticals Announces FDA Acceptance of the BLA Resubmission of LYMPHIR™ (Denileukin Diftitox) for the Treatment of Adults with Relapsed or Refractory Cutaneous T-Cell Lymphoma

FDA assigns Prescription Drug User Fee Act (PDUFA) target action date of August 13, 2024

CRANFORD, N.J., March 18, 2024 -- Citius Pharmaceuticals, Inc. ("Citius" or the "Company") (Nasdaq: CTXR), a late-stage biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products today announced that the U.S. Food and Drug Administration (FDA) has accepted the resubmission of the Company's Biologics License Application (BLA) for LYMPHIR™ (denileukin diftitox), an IL-2-based immunotherapy for the treatment of patients with relapsed or refractory cutaneous T-cell lymphoma (CTCL) after at least one prior systemic therapy. The FDA has assigned a PDUFA goal date of August 13, 2024.

“The acceptance of the BLA resubmission reflects the completeness of our response to the enhanced product testing and additional controls highlighted by the FDA in their July 2023 CRL. No concerns relating to safety or efficacy were noted in the letter, and we remain confident in the robustness of the clinical data package included with the initial BLA submission,” stated Leonard Mazur, Chairman and CEO of Citius.

“We believe there remains a critical unmet need for an additional viable treatment option for patients with relapsed or refractory CTCL as current therapies are non-curative. We are grateful for the FDA's vital support for rare disease drug development as we work to expand treatment options for patients with cutaneous T-cell lymphoma. We look forward to the FDA's decision and the potential benefit LYMPHIR may provide patients with relapsed or refractory CTCL," added Mazur.

The BLA is supported by a pivotal Phase 3 study (NCT01871727). The resubmission follows dialog with the FDA resulting from a Complete Response Letter (CRL) received on July 28, 2023. Citius believes it has addressed enhanced product testing and additional manufacturing controls noted in the letter. There were no safety or efficacy issues cited and no additional trials required.

About LYMPHIR™ (denileukin diftitox-cxdl)

LYMPHIR is a recombinant fusion protein that combines the interleukin-2 (IL-2) receptor binding domain with diphtheria toxin fragments. The agent specifically binds to IL-2 receptors on the cell surface, causing diphtheria toxin fragments that have entered cells to inhibit protein synthesis. In 2011 and 2013, the FDA granted orphan drug designation to LYMPHIR for the treatment of PTCL and CTCL, respectively. In 2021, denileukin diftitox received regulatory approval in Japan for the treatment of CTCL and peripheral T-cell lymphoma (PTCL). Subsequently, in 2021, Citius acquired an exclusive license with rights to develop and commercialize LYMPHIR in all markets except for Japan and certain parts of Asia.

About Cutaneous T-cell Lymphoma

Cutaneous T-cell lymphoma is a type of cutaneous non-Hodgkin lymphoma (NHL) that comes in a variety of forms and is the most common type of cutaneous lymphoma. In CTCL, T-cells, a type of lymphocyte that plays a role in the immune system, become cancerous and develop into skin lesions, leading to a decrease in the quality of life of patients with this disease due to severe pain and pruritus. Mycosis Fungoides (MF) and Sézary Syndrome (SS) comprise the majority of CTCL cases. Depending on the type of CTCL, the disease may progress slowly and can take anywhere from several years to upwards of ten to potentially reach tumor stage. However, once the disease reaches this stage, the cancer is highly malignant and can spread to the lymph nodes and internal organs, resulting in a poor prognosis. Given the duration of the disease, patients typically cycle through multiple agents to control disease progression. CTCL affects men twice as often as women and is typically first diagnosed in patients between the ages of 50 and 60 years of age. Other than allogeneic stem cell transplantation, for which only a small fraction of patients qualify, there is currently no curative therapy for advanced CTCL.

About Citius Pharmaceuticals, Inc.

Citius Pharma is a late-stage biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products. The Company's diversified pipeline includes two late-stage product candidates. At the end of 2023, Citius completed enrollment in a Phase 3 Pivotal superiority trial of Mino-Lok®, an antibiotic lock solution to salvage catheters in patients with catheter-related bloodstream infections. A Biologics License Application for LYMPHIR™, a novel IL-2R immunotherapy for an initial indication in the treatment of cutaneous T-cell lymphoma, is currently under review by the FDA with August 13, 2024 assigned as the PDUFA target action date. Citius previously announced plans to form Citius Oncology, a standalone publicly traded company with LYMPHIR as its primary asset. LYMPHIR received orphan drug designation by the FDA for the treatment of CTCL and PTCL. In addition, Citius completed enrollment in its Phase 2b trial of CITI-002 (Halo-Lido), a topical formulation for the relief of hemorrhoids. For more information, please visit www.citiuspharma.com.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius. You can identify these statements by the fact that they use words such as "will," "anticipate," "estimate," "expect," "plan," "should," and "may" and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management's current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: the FDA may not approve LYMPHIR; risks relating to the results of research and development activities, including those from our existing and any new pipeline assets; our need for substantial additional funds; our ability to commercialize our products if approved by the FDA; our dependence on third-party suppliers; our ability to procure cGMP commercial-scale supply; the estimated markets for our product candidates and the acceptance thereof by any market; the ability of our product candidates to impact the quality of life of our target patient populations; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; uncertainties relating to preclinical and clinical testing; the early stage of products under development; market and other conditions; risks related to our growth strategy; patent and intellectual property matters; our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis; government regulation; competition; as well as other risks described in our SEC filings. These risks have been and may be further impacted by Covid-19 and could be impacted by any future public health risks. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our Securities and Exchange Commission (“SEC”) filings which are available on the SEC’s website at www.sec.gov, including in our Annual Report on Form 10-K for the year ended September 30, 2023, filed with the SEC on December 29, 2023, and updated by our subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Relations for Citius Pharmaceuticals:

Investor Contact:

Ilanit Allen

ir@citiuspharma.com

908-967-6677 x113

Media Contact:

STiR-communications

Greg Salsburg

Greg@STiR-communications.com